[file stamped October 28, 1999 in the state of Nevada]

         CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                               OF
                      PRIME EQUIPMENT CORP.


     The undersigned, being President and Secretary of PRIME
EQUIPMENT CORP., a Nevada corporation, incorporated on December
18, 1998, in which shares have been issued, hereby certify that:

by majority vote of the Board of Directors duly approved by the Board of Directors on February 14, 1999, and by the approval of the majority of stockholders, which was obtained on October 22, 1999,

IT WAS AGREED by unanimous vote that this CERTIFICATE AMENDING
ARTICLES OF INCORPORATION be filed as follows:

     The undersigned further certify that the Original Articles of Incorporation of PRIME EQUIPMENT CORP. were filed with the Secretary of State of Nevada on the 18th Day of December 1998. The undersigned further certify that Articles First and Sixth of the Original Articles of Incorporation filed on December 18, 1998, herein is amended to read as follows:

                          ARTICLE FIRST

FIRST: The name shall be:

                      PRIME EQUIPMENT, INC.

                           ARTICLE SIX

SIXTH: Capital Stock:
Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is SEVENTY-FOUR MILLION (74,000,000) shares of Capital Stock as follows: FIFTY MILLION (50,000,000) common shares at one tenth of one cent ($0.001) par value per share and TWENTY FOUR MILLION (24,000,000) preferred shares at one tenth of one cent ($0.001) par value per share, rights and privileges to be set by the Board of Directors and no other class of stock shall be authorized.

     The undersigned hereby certify that they have on this 28th day of October, 1999 executed this Certificate Amending the Original Articles of Incorporation hereto for filing with the Secretary of the State of Nevada.

                               /s/ PEARCE THOMLINSON
                               ------------------------
                               Pearce Thomlinson, Secretary



                               /s/ PEARCE THOMLINSON
                               ------------------------
                               Pearce Thomlinson, President

State of California       )
County of _____________   )ss

This instrument was acknowledged before me on October 28, 1999 by
Pearce Thomlinson (Name of Person)
as President of Prime Equipment Corp.

/s/ BETTY C. NIEVAR
Notary Public
[notary stamp]